Exhibit 99.1
TriplePoint Venture Growth BDC Corp. Announces
First Quarter 2026 Financial Results
Net Investment Income of $0.23 per Share
Weighted Average Annualized Portfolio Yield on Debt Investments of 13.5%
Declares Second Quarter 2026 Regular Distribution of $0.23 per Share
Menlo Park, Calif., May 6, 2026 - TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” “TPVG,” “we,” “us,” or “our”), a leading financing provider to venture growth stage companies backed by a select group of venture capital firms in technology and other high growth industries, today announced its financial results for the first quarter ended March 31, 2026 and the declaration by its Board of Directors of its second quarter 2026 regular distribution of $0.23 per share.
First Quarter 2026 Highlights
▪Signed $256.1 million of term sheets with venture growth stage companies at TriplePoint Capital LLC (“TPC”) and TPVG closed $1.0 million of new debt commitments;
▪Funded $26.5 million in debt investments to seven portfolio companies with a 12.9% weighted average annualized yield at origination;
▪Grew the debt investment portfolio to $716.8 million at cost;
▪Achieved a 13.5% weighted average annualized portfolio yield on debt investments for the quarter1;
▪Earned net investment income of $9.1 million, or $0.23 per share;
▪Net increase in net assets resulting from operations of $6.2 million, or $0.15 per share;
▪Realized a 10.4% return on average equity, based on net investment income during the quarter;
▪Eight debt portfolio companies raised an aggregate $1.2 billion of capital in private financings during the quarter;
▪Held debt investments in 55 portfolio companies, warrants in 117 portfolio companies and equity investments in 60 portfolio companies as of March 31, 2026;
▪Debt investment portfolio weighted average investment ranking of 2.25 as of quarter’s end;
▪Net asset value of $351.0 million, or $8.65 per share, as of March 31, 2026;
▪Decreased the leverage ratio to 1.27x and ended the quarter with a net leverage ratio of 1.25x;
▪Raised $75 million in aggregate principal amount from the issuance of senior unsecured investment grade notes in a private offering and repaid the outstanding $200 million unsecured notes due March 2026;
▪Our sponsor, TPC, purchased 188,662 shares of the Company’s common stock in the open market under TPC’s previously announced discretionary share purchase program, bringing total shares purchased to 1,998,489, which represents 4.9% of the Company’s outstanding shares of common stock as of March 31, 2026;
▪Estimated undistributed taxable earnings from net investment income (or “spillover income”) of $42.6 million, or $1.05 per share, as of March 31, 2026;
▪Subsequent to quarter-end, declared a second quarter regular distribution of $0.23 per share, payable on June 30, 2026, bringing total declared distributions to $17.59 per share since the Company’s initial public offering;
▪Subsequent to quarter-end, DBRS, Inc. reaffirmed TPVG’s investment grade rating, with a BBB (low) Long-Term Issuer rating, with a stable trend outlook; and
▪Subsequent to quarter-end, the Company’s Board of Directors authorized a 12-month stock repurchase program for the purpose of repurchasing up to an aggregate of $12.5 million of its common stock in the open market.
“Our focus remains on increasing TPVG’s durability, income-generating assets, earnings power and NAV over the long-term,” said Jim Labe, chairman and chief executive officer of TPVG. “We also continue on our path of investment sector rotation and portfolio diversification across AI and other attractive markets.”
“We continue to position TPVG for the future to create enduring shareholder value over the long-term,” said Sajal Srivastava, president and chief investment officer of the Company. “Consistent with alignment with our shareholders, TPVG’s Board authorized a stock buy-back program.”

1 Please see the last table in this press release, titled "Weighted Average Portfolio Yield on Debt Investments," for more information on the calculation of the weighted average annualized portfolio yield on debt investments.

PORTFOLIO AND INVESTMENT ACTIVITY
During the three months ended March 31, 2026, the Company entered into $1.0 million of new debt commitments with two portfolio companies, funded debt investments totaling $26.5 million to seven portfolio companies, acquired warrants in five portfolio companies with a cost basis of $0.6 million, and made direct equity investments of $0.3 million in five portfolio companies. Debt investments funded during the quarter carried a weighted average annualized portfolio yield of 12.9% at origination. During the quarter, the Company received $23.6 million of principal prepayments, $1.6 million of early repayments and $1.9 million of scheduled principal amortization. The weighted average annualized portfolio yield on debt investments for the first quarter was 13.5%1. The return on average equity for the first quarter was 10.4% based on net investment income. The Company calculates return on average equity as the annualized rate of net investment income recognized during the period divided by the Company’s average net asset value during the period.
As of March 31, 2026, the Company held debt investments in 55 portfolio companies, warrants in 117 portfolio companies and equity investments in 60 portfolio companies. The total cost and fair value of these investments were $825.1 million and $785.6 million, respectively.
The following table shows the total portfolio investment activity for the three months ended March 31, 2026 and 2025:

	For the Three Months Ended March 31,
(in thousands)	2026	2025
Beginning portfolio at fair value	$783,544	$676,249
New debt investments, net(a)	25,910	27,327
Scheduled principal amortization	(1,926)	(9,881)
Principal prepayments and early repayments	(25,256)	(17,782)
Net amortization and accretion of premiums and discounts and end-of-term payments	2,253	1,466
Payment-in-kind coupon	3,495	3,756
New warrant investments	573	762
New equity investments	303	448
Proceeds from dispositions of investments	(301)	(2,308)
Net realized gains (losses) on investments	(297)	2,278
Net change in unrealized gains (losses) on investments	(2,663)	(303)
Ending portfolio at fair value	$785,635	$682,012
_____________
(a) Debt balance is net of fees and discounts applied to the loan at origination.
SIGNED TERM SHEETS
During the three months ended March 31, 2026, TPC entered into $256.1 million of non-binding term sheets to venture growth stage companies. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with the allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company.
UNFUNDED COMMITMENTS
As of March 31, 2026, the Company’s unfunded commitments totaled $206.8 million, of which $51.0 million was dependent upon portfolio companies reaching certain milestones. Of the $206.8 million of unfunded commitments, $96.4 million will expire during 2026, $83.4 million will expire during 2027, and $27.0 million will expire during 2028, if not drawn prior to expiration. Since these commitments may expire without being drawn, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.
RESULTS OF OPERATIONS
Total investment and other income was $22.8 million for the first quarter of 2026, representing a weighted average annualized portfolio yield of 13.5% on debt investments, as compared to $22.5 million and 14.4% for the first quarter of 2025. The increase in total investment and other income was primarily due to a higher weighted average principal amount outstanding on our income-bearing debt investment portfolio and greater prepayment income, partially offset from lower investment yields due in part to decreases in the Prime rate.
1 Please see the last table in this press release, titled "Weighted Average Portfolio Yield on Debt Investments," for more information on the calculation of the weighted average annualized portfolio yield on debt investments.

For the first quarter of 2026, total operating expenses, inclusive of an income incentive fee waiver of $1.8 million, were $13.2 million as compared to $11.3 million for the first quarter of 2025. Total operating expenses for the first quarter of 2026 consisted of $7.9 million of interest expense and amortization of fees, $3.6 million of base management fees, $0.7 million of Administration Agreement expenses and $1.0 million of general and administrative expenses. The Adviser agreed to waive, in full, any and all of the investment income component of the quarterly incentive fee through the end of fiscal year 2026, and as such, $1.8 million of income incentive fees were waived during the three months ended March 31, 2026. The Company also recorded a $0.4 million accrual for excise taxes during the first quarter of 2026. Total operating expenses for the first quarter of 2025 consisted of $6.4 million of interest expense and amortization of fees, $3.3 million of base management fees, $0.6 million of Administration Agreement expenses and $1.0 million of general and administrative expenses. Due to the total return requirement under the income component of our incentive fee structure, there were no income incentive fees during the first quarter of 2025. The Company also recorded a $0.4 million accrual for excise taxes during the first quarter of 2025.
For the first quarter of 2026, the Company recorded net investment income of $9.1 million, or $0.23 per share, as compared to $10.7 million, or $0.27 per share, for the first quarter of 2025. The decrease in net investment income between periods was driven primarily by interest expense and amortization of fees.
During the first quarter of 2026, the Company recognized net realized losses on investments of $0.3 million, resulting primarily from the write-off of warrants in one portfolio company. During the first quarter of 2025, the Company recognized net realized gains on investments of $2.3 million.
Net change in unrealized losses on investments for the first quarter of 2026 was $2.7 million, consisting of $7.0 million of net unrealized losses on the existing debt investment portfolio resulting from fair value adjustments, $1.8 million of net unrealized losses from foreign currency adjustments and $0.2 million net unrealized losses from the reversal of previously recorded unrealized gains on investments realized during the period, partially offset by $6.3 million of net unrealized gains on the existing warrant and equity portfolio resulting from fair value adjustments. Net change in unrealized losses on investments for the first quarter of 2025 was $0.3 million.
The Company’s net increase in net assets resulting from operations for the first quarter of 2026 was $6.2 million, or $0.15 per share, as compared to a net increase in net assets resulting from operations of $12.7 million, or $0.32 per share, for the first quarter of 2025.
CREDIT QUALITY
The Adviser maintains a credit watch list with portfolio companies placed into one of five credit risk categories, with Clear, or 1, being the best rating and Red, or 5, being the lowest. Generally, all new loans receive an initial grade of White, or 2, unless the portfolio company’s credit quality meets the characteristics of another credit category.
As of March 31, 2026, the weighted average investment ranking of the Company’s debt investment portfolio was 2.25, as compared to 2.16 at the end of the prior quarter. During the quarter ended March 31, 2026, portfolio company credit category changes, excluding fundings and repayments, consisted of the following: one portfolio company with a principal balance of $29.9 million was upgraded from Yellow (3) to White (2) and three portfolio companies with a principal balance of $102.9 million were downgraded from White (2) to Yellow (3).
The following table shows the credit categories for the Company’s debt investments at fair value as of March 31, 2026 and December 31, 2025:

	March 31, 2026			December 31, 2025
Credit Category (dollars in thousands)	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies
Clear (1)	$45,194	7.0%	3	$45,042	7.0%	3
White (2)	422,670	65.9	41	484,866	75.1	43
Yellow (3)	145,453	22.7	6	86,255	13.4	4
Orange (4)	24,990	3.9	4	25,212	3.9	4
Red (5)	2,979	0.5	1	3,991	0.6	1
	$641,286	100.0%	55	$645,366	100.0%	55
NET ASSET VALUE
As of March 31, 2026, the Company’s net assets were $351.0 million, or $8.65 per share, as compared to $353.6 million, or $8.73 per share, as of December 31, 2025.

LIQUIDITY AND CAPITAL RESOURCES
As of March 31, 2026, the Company had total liquidity of $112.0 million, consisting of cash, cash equivalents and restricted cash of $9.0 million and available capacity under its Revolving Credit Facility of $103.0 million. As of March 31, 2026, the Company held $1.0 million of stock and warrant positions in publicly traded companies. The Company ended the quarter with a 1.27x leverage ratio, a 1.25x net leverage ratio and a 1940 Act asset coverage ratio of 179%.
SHARE REPURCHASE PROGRAM
On May 5, 2026, the Company’s Board of Directors authorized a 12-month stock repurchase program for the purpose of repurchasing up to an aggregate of $12.5 million of its common stock in the open market at certain thresholds below its then-current net asset value per share in accordance with the guidelines specified in Rule 10b-18 under the Securities Exchange Act of 1934. The timing, manner, price and amount of any share repurchases will be determined by the Company based upon an evaluation of economic and market conditions, stock price, applicable legal, contractual and regulatory requirements and other factors.The authorized stock repurchase program is scheduled to expire on May 6, 2027.
DISTRIBUTION
On April 29, 2026, the Company’s Board of Directors declared a regular quarterly distribution of $0.23 per share for the second quarter, payable on June 30, 2026 to stockholders of record as of June 16, 2026. As of March 31, 2026, the Company had estimated spillover income of $42.6 million, or $1.05 per share.
RECENT DEVELOPMENTS
Since March 31, 2026 and through May 5, 2026:
▪TPC’s direct originations platform entered into $102.5 million of additional non-binding signed term sheets with venture growth stage companies;
▪The Company closed $21.3 million of additional debt commitments;
▪The Company funded $25.9 million in new investments;
▪The Company received $20.6 million of principal prepayments; and
▪The Company’s Board of Directors authorized a 12-month stock repurchase program for the purpose of repurchasing up to an aggregate of $12.5 million of its common stock in the open market.
CONFERENCE CALL
The Company will host a conference call at 5:00 p.m. Eastern Time, today, May 6, 2026, to discuss its financial results for the quarter ended March 31, 2026. To listen to the call, investors and analysts should dial (844) 826-3038 (domestic) or +1 (412) 317-5184 (international) and ask to join the TriplePoint Venture Growth BDC Corp. call. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through June 6, 2026, by dialing (855) 669-9658 (domestic) or +1 (412) 317-0088 (international) and entering conference ID 5704060. The conference call also will be available via a live audio webcast in the investor relations section of the Company’s website, https://www.tpvg.com. An online archive of the webcast will be available on the Company’s website for one year after the call.

ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.
TriplePoint Venture Growth BDC Corp. is an externally-managed business development company focused on providing customized debt financing with warrants and direct equity investments primarily to venture growth stage companies in technology and other high growth industries backed by a select group of venture capital firms. The Company’s sponsor, TriplePoint Capital, is a Sand Hill Road-based global investment platform which provides customized debt financing, leasing, direct equity investments and other complementary solutions to venture capital-backed companies in technology and other high growth industries at every stage of their development with unparalleled levels of creativity, flexibility and service. For more information about TriplePoint Venture Growth BDC Corp., visit https://www.tpvg.com. For more information about TriplePoint Capital, visit https://www.triplepointcapital.com.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, investment activity, financial condition or results of operations and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual events, investment activity, performance, condition or results may differ materially from those in the forward-looking statements as a result of a number of factors, including as a result of changes in economic, market or other conditions, and the impact of such changes on the Company’s and its portfolio companies’ results of operations and financial condition, and those factors described from time to time in the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect actual events and the Company’s performance and financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or discussed on the webcast/conference call, is or will be included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. In addition, the Company’s authorized share repurchase program does not require the Company to repurchase any specific number of shares, and there is no assurance that the Company or any of its affiliates will purchase additional shares of the Company’s common stock at any specific discount levels or in any specific amounts. There is no assurance that the market price of the Company’s shares, either absolutely or relative to NAV, will increase as a result of any share purchase program, or that any purchase plan will enhance stockholder value over the long term. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
NON-GAAP FINANCIAL MEASURES
To provide additional information about the Company’s results, the Company’s management has discussed in this press release the Company’s net leverage ratio (calculated as (i) total debt less (ii) cash, cash equivalents and restricted cash, with the result divided by total net assets), which is not prepared in accordance with GAAP. This non-GAAP measure is included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measure to monitor and evaluate its leverage and financial condition and believes this presentation enhances investors’ ability to analyze trends in the Company’s business and to evaluate the Company’s leverage and ability to take on additional debt. However, this non-GAAP measure has limitations and should not be considered in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP.
This non-GAAP measure is not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles and should only be used to evaluate the Company’s results of operations in conjunction with its corresponding GAAP measure.
INVESTOR RELATIONS AND MEDIA CONTACT
The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Assets and Liabilities
(in thousands, except per share data)

	March 31, 2026	December 31, 2025
Assets	(unaudited)
Investments at fair value
Non-controlled/unaffiliated investments (amortized cost of 808,844 and 804,090, respectively)	$769,720	$767,304
Non-controlled/affiliated investments (amortized cost of 16,273 and 16,273, respectively)	15,915	16,240
Total Investments at fair value (amortized cost of $820,363 and $713,732, respectively)	785,635	783,544
Cash and cash equivalents	8,574	20,364
Restricted cash	474	27,003
Deferred credit facility costs	4,304	4,643
Prepaid expenses and other assets	8,102	4,095
Total assets	$807,089	$839,649

Liabilities
Revolving Credit Facility	$197,000	$95,000
2026 Notes, net of unamortized debt issuance costs of $— and $75, respectively	—	199,925
2027 Notes, net of unamortized debt issuance costs of $259 and $329, respectively	124,741	124,671
8.11% 2028 Notes, net of unamortized debt issuance costs of $455 and $516, respectively	49,545	49,484
7.50% 2028 Notes, net of unamortized debt issuance costs of $106 and $—, respectively	74,894	—
Base management fee payable	3,614	3,581
Other accrued expenses and liabilities	6,316	13,367
Total liabilities	$456,110	$486,028

Net assets
Preferred stock, par value $0.01 per share (50,000 shares authorized; no shares issued and outstanding, respectively)	$—	$—
Common stock, par value $0.01 per share	406	405
Paid-in capital in excess of par value	514,909	514,399
Total distributable earnings (loss)	(164,336)	(161,183)
Total net assets	$350,979	$353,621
Total liabilities and net assets	$807,089	$839,649

Shares of common stock outstanding (par value $0.01 per share and 450,000 authorized)	40,599	40,491
Net asset value per share	$8.65	$8.73

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2026	2025
	(unaudited)	(unaudited)
Investment income
Interest income from investments	$22,089	$21,585
Other income	686	869
Total investment and other income	$22,775	$22,454

Operating expenses
Base management fee	$3,614	$3,326
Income incentive fee	1,824	—
Interest expense and amortization of fees	7,861	6,372
Administration Agreement expenses	719	602
General and administrative expenses	1,019	1,010
Total operating expenses before Income incentive fee waiver	$15,037	$11,310
Income incentive fee waiver	(1,824)	—
Total operating expenses net of Income incentive fee waiver	$13,213	$11,310
Net investment income before excise taxes	$9,562	$11,144
Excise tax expense	(440)	(406)
Net investment income after excise taxes	$9,122	$10,738

Net realized and unrealized gains/(losses)
Net realized gains (losses) on investments	$(299)	$2,254
Net change in unrealized gains (losses) on investments	(2,663)	(303)
Net realized and unrealized gains/(losses)	$(2,962)	$1,951

Net increase (decrease) in net assets resulting from operations	$6,160	$12,689

Per share information (basic and diluted)
Net increase (decrease) in net assets per share	$0.15	$0.32
Weighted average shares of common stock outstanding	40,492	40,138

Regular distributions declared per share	$0.23	$0.30

Weighted Average Portfolio Yield
on Debt Investments

Ratios (Percentages, on an annualized basis)(1)	For the Three Months Ended March 31,
	2026	2025
Weighted average portfolio yield on debt investments(2)	13.5%	14.4%
Coupon income	10.6%	11.6%
Accretion of discount	1.0%	1.2%
Accretion of end-of-term payments	1.0%	1.3%
Impact of prepayments during the period	0.9%	0.3%
_____________
(1)Weighted average portfolio yields on debt investments for periods shown are the annualized rates of interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period. The calculation of weighted average portfolio yields on debt investments excludes any non-income producing debt investments, but includes debt investments on non-accrual status. Including non-income producing debt investments, the weighted average yield for the three months ended March 31, 2026 and 2025 was 12.8% and 13.6%, respectively. The weighted average yields reported for these periods are annualized and reflect the weighted average yields to maturities.
(2)The weighted average portfolio yields on debt investments reflected above do not represent actual investment returns to the Company’s stockholders.